EXHIBIT 24

TENNANT COMPANY

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Heidi M. Hoard and Thomas Paulson and each or either of them, her or his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for her or him and in her or his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or her or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 2nd day of March, 2009.

Signature	Title
/s/ H. CHRIS KILLINGSTAD	President, Chief Executive Officer and Director (Principal Executive Officer)
H. Chris Killingstad
/s/ THOMAS PAULSON	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Thomas Paulson
/s/ WILLIAM F. AUSTEN	Director
William F. Austen
/s/ CAROL S. EICHER	Director
Carol S. Eicher
/s/ JEFFREY A. BALAGNA	Director
Jeffrey A. Balagna
/s/ JAMES T. HALE	Director
James T. Hale
/s/ DAVID MATHIESON	Director
David Mathieson
/s/ EDWIN L. RUSSELL	Director
Edwin L. Russell
/s/ STEPHEN G. SHANK	Director
Stephen G. Shank
/s/ STEVEN A. SONNENBERG	Director
Steven A. Sonnenberg